WARRANTHOLDER RIGHTS AGREEMENT

WARRANTHOLDER RIGHTS AGREEMENT, dated as of March 26, 2008 (this “Agreement”), by and among PROLIANCE INTERNATIONAL, INC., a Delaware corporation (the “Company”), SPCP Group, LLC, a Delaware limited liability company (“SPCP Group”), and SPCP Group III, LLC, a Delaware limited liability company (“SPCP III”; each of SPCP Group and SPCP III, a “Warrantholder”, such definition to include any and all of its permitted assignees and transferees, and collectively, the “Warrantholders”).

WHEREAS, in accordance with a requirement set forth in the Second Amendment to Credit Agreement (as defined in the Warrants), the Company (a) is issuing and delivering to the Warrantholders or their nominees or assigns warrants (each as amended or otherwise modified from time to time, a “Warrant”, and together with any warrants issued in substitution therefor or replacement thereof in accordance with the terms thereof, the “Warrants”) to purchase shares of common stock, par value US$.01 per share, of the Company (the “Common Stock”; the shares of Common Stock issued or issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares”) equal to the applicable Warrant Quantity (as defined in the Warrants) as of the date or dates such Warrants are exercised, subject to the terms, conditions and adjustments set forth in such Warrants, and (b) entering into this Agreement and the Registration Rights Agreement (as defined in the Warrants).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

ISSUANCE AND FORM OF WARRANTS.

SECTION 1.01 Issuance of Warrant. The Company, for good and valuable consideration, hereby agrees to issue to the Warrantholders on the date hereof Warrants in the form attached hereto as Exhibit A, entitling such Warrantholders to purchase from the Company shares of Common Stock of the Company in accordance with the terms of such Warrants.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Warrantholders as follows:

SECTION 2.01 Organization and Qualification. The Company is duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company.

SECTION 2.02 Authority Relative to This Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, the Warrants and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of this Agreement, the Warrants and the Registration Rights Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

SECTION 2.03 No Conflict.

(a) The execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement by the Company do not, and the performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company does not and shall not, (i) conflict with or violate any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries (as defined in the Warrants), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the American Stock Exchange (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(b) The execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement by the Company do not, and the performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company does not and shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory entity, self-regulatory agency or third party.

SECTION 2.04 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 47,500,000 shares of Common Stock, of which as of the date hereof, 15,794,281 shares are issued and outstanding, and (ii) 2,500,000 shares of preferred stock, par value $.01 per share, including 200,000 authorized shares of Series A junior participating preferred stock and 30,000 authorized shares of Series B convertible preferred stock (“Series B Preferred Stock”), of which only 9,913 shares of Series B Preferred Stock are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Annex A hereto sets forth a complete and accurate list of the Subsidiaries of the

Company. All of the outstanding shares of capital stock or other equity interests of each of the Company’s Subsidiaries are owned, of record and beneficially, by the Company, or directly or indirectly beneficially, by either the Company or one or more of its Subsidiaries, in each case free from all taxes, liens and charges other than liens in favor of, or subordinated to those of, the agents and lenders under the Credit Agreement. No shares of capital stock of, or ownership interests in, any of the Company’s Subsidiaries are reserved for issuance.

(b) Except as set forth in Annex B hereto, (i) none of the capital stock of the Company or any of its Subsidiaries is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any of its Subsidiaries; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries other than those set forth in Section 2.04(a); (iii) except as disclosed in the Company’s United States Securities and Exchange Commission (the “SEC”) filings, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Warrants; and (vi) neither the Company nor any of its Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All stock and securities of the Company heretofore issued and sold by the Company were, and all securities of the Company issued and sold by the Company on and after the date hereof are or will be issued and sold in accordance with, or are or will be exempt from, the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”).

SECTION 2.05 Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

SECTION 2.06 Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

SECTION 2.07 SEC Documents; Financial Statements. During the 12 months prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 2.08 Acknowledgement Regarding Warrantholder’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Warrantholders with applicable law, it is understood and acknowledged by the Company (i) that the Warrantholders have not agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any Warrant for any specified term; (ii) that past or future open market or other transactions by the Warrantholders, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that each Warrantholder, and counter parties in “derivative” transactions to which such Warrantholder is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that no Warrantholder shall be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction solely as a result of such transaction. The Company further understands and acknowledges that, subject to compliance by the Warrantholders with applicable law (a) the Warrantholders may engage in hedging and/or trading activities at various times during the period that the Warrants are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Warrants are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.

SECTION 2.09 Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

SECTION 2.10 Issuance of Warrant and Warrant Shares. The Warrants are duly authorized and validly issued, free from all taxes, liens and charges with respect to the issue thereof (except for any liens created by the Warrantholders), and shall not be subject to preemptive rights or other similar rights of any holders of Common Stock or other interests of the Company. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants, and upon such exercise in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable, free from all taxes, liens and charges (except for any liens created by the Warrantholders), and will not be subject to preemptive rights or other similar rights of any holders of Common Stock or other interests of the Company. Assuming the accuracy of the representations and warranties set forth in Article III, the offer and issuance by the Company of the Warrants to the Warrantholders and the issuance of the Warrant Shares to the Warrantholders pursuant to the Warrants are exempt from the registration and prospectus delivery requirements of the Securities Act. The Warrants, if exercised in full as of the date hereof, would be exercisable, in the aggregate and subject to the limitations set forth therein, for 9.99% of the shares of Common Stock of the Company on a Fully Diluted Basis (as defined in the Warrants) as of the date hereof. The Company agrees that neither it nor any Person (as defined in the Warrants) acting on its behalf has offered or will offer the Warrants or Warrant Shares or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Warrants or Warrant Shares within the provisions of the registration and prospectus delivery requirements of the Securities Act.

SECTION 2.11 Investment Company Status. The Company is not and, upon issuance of the Warrants or the Warrant Shares, will not be an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

SECTION 2.12 U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, nor has the Company or any of its Subsidiaries ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Warrantholder’s request.

SECTION 2.13 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the

“BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE WARRANTHOLDERS

Each Warrantholder hereby represents and warrants to the Company as to itself, as follows:

SECTION 3.01 Authority Relative to This Agreement and the Registration Rights Agreement. Such Warrantholder has all necessary power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Warrantholder and constitutes a legal, valid and binding obligation of such Warrantholder, enforceable against such Warrantholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

SECTION 3.02 No Conflict.

(a) The execution and delivery of this Agreement by such Warrantholder do not, and the performance of this Agreement by such Warrantholder does not and shall not, (i) conflict with or violate any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Warrantholder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Warrantholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Warrantholder.

(b) The execution and delivery of this Agreement by such Warrantholder do not, and the performance of this Agreement by such Warrantholder does not and shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory entity, self-regulatory agency or third party.

SECTION 3.03 Accredited Investor. Such Warrantholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Such Warrantholder is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the

Warrants issued to it hereunder and the Warrant Shares issuable thereunder and is capable of bearing the economic risks of such Warrants and Warrant Shares.

SECTION 3.04 Investment. Such Warrantholder is acquiring the Warrants issued to it hereunder for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representation herein, such Warrantholder does not agree to hold any of the Warrants or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrants or the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Warrantholder is aware that none of Warrants or Warrant Shares have been registered under the Securities Act or under applicable state securities or blue sky laws as of the date hereof.

SECTION 3.05 Reliance on Exemptions. Such Warrantholder understands (a) that the Warrants are being issued to such Warrantholder in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and (b) that the Company is relying in part upon the truth and accuracy of, and such Warrantholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Warrantholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Warrantholder to acquire the Warrants.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01 Further Assurances. The Company and each Warrantholder will execute and deliver all such further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02 Disclosure of Transactions. On or before the fourth Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Warrant and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”); provided that such Current Report will be subject to reasonable approval from the Warrantholders. Subject to the foregoing, neither the Company, its Subsidiaries nor the Warrantholders shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Warrantholder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Warrantholders shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

SECTION 4.03 Dilutive Issuances. For so long as any Warrants remain outstanding, the Company shall not, in any manner, enter into or effect any issuance, sale or other transaction if the effect of such issuance, sale or transaction is to cause the Company to be required to issue upon exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.

SECTION 4.04 Additional Issuances of Securities. From the date hereof through and including December 31, 2008, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any equity securities or equity equivalent securities of the Company which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up of the Company and which is not convertible into or exercisable or exchangeable for shares of Common Stock (any such equity securities or equity equivalent securities being referred to as “Non-Convertible Preferred Stock”, and any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4.04.

(a) The Company shall deliver to each Warrantholder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the Non-Convertible Preferred Stock being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Warrantholders all of the Offered Securities, allocated among such Warrantholders (a) based on each such Warrantholder’s pro rata portion of the Warrant Shares issuable to all Warrantholders under the Warrants as of the date hereof without regard to any limitations on exercise of the Warrants (the “Basic Amount”) and (b) with respect to each Warrantholder that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Warrantholders as such Warrantholder shall indicate it will purchase or acquire should the other Warrantholders subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Warrantholders shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(b) To accept an Offer, in whole or in part, such Warrantholder must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Warrantholder’s receipt of the Offer Notice (the “Offer Period”) setting forth the portion of such Warrantholder’s Basic Amount that such Warrantholder elects to purchase and, if such Warrantholder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Warrantholder elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Warrantholders are less than the total of all of the Basic Amounts, then each Warrantholder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic

Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Warrantholder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Warrantholder bears to the total Basic Amounts of all Warrantholders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Warrantholders a new Offer Notice and the Offer Period shall expire on the tenth (10th) Business Day after each such Warrantholder’s receipt of such new Offer Notice.

(c) The Company shall have five (5) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Warrantholders (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.04(c) above), then each Warrantholder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Warrantholder elected to purchase pursuant to Section 4.04(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Warrantholders pursuant to Section 4.04(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Warrantholder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Warrantholders in accordance with Section 4.04(a) above.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Warrantholders shall acquire from the Company, and the Company shall issue to the Warrantholders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.04(d) above if the Warrantholders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Warrantholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Warrantholders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Warrantholders and their respective counsel.

(f) Any Offered Securities not acquired by the Warrantholders or other persons in accordance with Section 4.04(c) above may not be issued, sold or exchanged until they are again offered to the Warrantholders under the procedures specified in this Agreement.

(g) The Company and the Warrantholders agree that if any Warrantholder elects to participate in the Offer, (x) neither the agreement regarding the Subsequent Placement (the “Subsequent Placement Agreement”) with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Warrantholder shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Warrantholder prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(h) Notwithstanding anything to the contrary in this Section 4.04 and unless otherwise agreed to by the Warrantholders, the Company shall either confirm in writing to the Warrantholders that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Warrantholders will not be in possession of material non-public information with respect to the Company’s Subsequent Placement, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Warrantholders, such transaction shall be deemed to have been abandoned and the Warrantholders shall not be deemed to be in possession of any material, non-public information with respect to the Company’s Subsequent Placement. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Warrantholder with another Offer Notice and each Warrantholder will again have the right of participation set forth in this Section 4.04(a). The Company shall not be permitted to deliver more than one such Offer Notice to the Warrantholders in any 60 day period.

SECTION 4.05 Trading Windows. For so long as any Warrants or Warrant Shares are held by any Warrantholder, the Company agrees to provide each such Warrantholder advance written notice of, promptly and in any event prior to, the commencement of any period of time under the Company’s then existing trading policy applicable to its directors and officers during which such directors and officers are permitted to sell, purchase or otherwise trade securities of the Company without being subject to any applicable “blackout periods” or other similar trading restrictions, except for periods of time during which trading is permitted as a result of being carried out pursuant to a pre-existing contract, instruction or plan under Rule 10b5-1 under the Exchange Act.

SECTION 4.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each Warrantholder, on the one hand, and the Company, on the other hand, shall be entitled to recover from the other party all of such party’s costs and reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party against such other party.

SECTION 4.07 Certain Taxes. The Company shall pay all taxes levied by any jurisdiction within the United States of America (other than Federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrants or Warrant Shares or in connection with any modification of this Agreement or the Warrants and shall hold the Warrantholders and their respective Affiliates (as defined in the Warrants) harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 4.07 shall survive any redemption, repurchase or acquisition of Warrants or Warrant Shares by the Company, any termination of this Agreement, and any cancellation or termination of the Warrants. The parties hereto agree that for income tax purposes, the purchase price to be attributed to the Warrants issued to the Warrantholders hereunder on the date hereof is $2,425,448, and the parties hereto shall not take any position contrary to the foregoing on any tax return or in connection with any audit or other administrative or judicial proceeding unless required as a result of a final determination by a court of competent jurisdiction; provided, however, that in the event that the number of shares of Common Stock issuable upon exercise of the Warrants is reduced as a result of the expiration of the Warrants numbered B-1 and B-2 upon the occurrence of a Proceeds Date (as defined in such Warrants) the purchase price attributed to the Warrants issued to the Warrantholders hereunder shall be reduced to $1,213,938.

SECTION 4.08 Entire Agreement. This Agreement, the Warrants, the Registration Rights Agreement, the Credit Agreement (as defined in the Warrants) and the Second Amendment to Credit Agreement (collectively, the “Other Agreements”) are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to the subject matter contained herein, other than those set forth or referred to herein or in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings between the parties to this Agreement, both written and oral, with respect to the subject matter contained herein.

SECTION 4.09 Amendments and Waivers. This Agreement and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departure from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination, waiver or consent to departure is sought. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

SECTION 4.10 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law; provided that this Section 4.10 shall not cause this Agreement to differ materially from the intent of the parties as herein expressed.

SECTION 4.11 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.12 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Warrants or Warrant Shares). Any holder of the Warrants or Warrant Shares may assign to any permitted (as determined under the Warrant) transferee of its Warrants or Warrant Shares, its rights and obligations under this Agreement if such transferee executes and delivers to the Company a written agreement pursuant to which it agrees, for the benefit of the Company, to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a holder of Warrants or Warrant Shares under this Agreement). If the Company shall so request any heir, successor or permitted assign (including any permitted transferee) wishing to avail itself of the benefits of this Agreement shall agree in writing to acquire and hold the Warrants or Warrant Shares subject to all of the terms hereof. For purposes of this Agreement,

“successor” for any entity other than a natural person shall mean a successor to such entity as a result of such entity’s merger, consolidation, sale of substantially all of its assets, or similar transaction. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the consent of the other parties hereto.

SECTION 4.13 Counterparts. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and enforceable, but all of which, taken together, shall constitute one and the same instrument.

SECTION 4.14 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (iv) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (v) “or” is not exclusive; and (vi) provisions apply to successive events and transactions.

SECTION 4.15 Survival. The covenants and agreements of the parties hereto contained in this Agreement shall survive the date hereof indefinitely or for the shorter period explicitly specified herein. The representations and warranties of the parties hereto contained in Sections 2.01-2.04, 2.08-2.13 and 3.01-3.05 shall survive the date hereof indefinitely, and the representations and warranties of the Company contained in Sections 2.05-2.07 shall survive the date hereof until the five (5) year anniversary of the date hereof.

SECTION 4.16 Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, facsimile, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:	c/o Proliance International, Inc. 100 Gando Drive New Haven, Connecticut 06513 Attention: Richard A. Wisot Facsimile: 203-401-6470
If to SPCP Group:	SPCP Group, LLC Two Greenwich Plaza Greenwich, Connecticut 06830 Attention: Portfolio Manager - Proliance Facsimile: 203-542-4550

with a copy to:	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Facsimile: 212-593-5955 Attention: Frederic L. Ragucci, Esq.
If to SPCP III:	SPCP GROUP III, LLC Two Greenwich Plaza Greenwich, Connecticut 06830 Attention: Portfolio Manager - Proliance Facsimile: 203-542-4550
with a copy to:	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Facsimile: 212-593-5955 Attention: Frederic L. Ragucci, Esq.

All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when transmitted with a receipt of successful transmission, if by facsimile; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PROLIANCE INTERNATIONAL, INC.
By:	/s/ Arlen F. Henock
Name: Arlen F. Henock Title: Executive Vice President, Chief Financial Officer

SPCP GROUP, LLC
By:	/s/ Zachary M. Zeitlin
Name: Zachary M. Zeitlin Title: Authorized Signatory

SPCP GROUP III, LLC
By:	/s/ Zachary M. Zeitlin
Name: Zachary M. Zeitlin Title: Authorized Signatory

ANNEX A

SUBSIDIARIES

OF PROLIANCE INTERNATIONAL, INC.

The following sets forth a list of all the direct and indirect subsidiaries as of December 31, 2007 of Proliance International, Inc., a Delaware corporation (the “Company”), and the State or other jurisdiction of incorporation or organization of each.

Name	Jurisdiction of Incorporation or Organization
Aftermarket Delaware Corporation(a)	Delaware
Aftermarket LLC(a)	Delaware
Proliance Int’l Holding Company(a)	Delaware
Proliance International de Mexico, S.A. de C.V.	Mexico
Radiadores GDI, S.A. de C.V.(b)	Mexico
Manufacturera Mexicana de Partes de Automoviles, S.A.de C.V.	Mexico
Nederlandse Radiateuren Fabriek B.V.	The Netherlands
Proliance International Sales, Ltd.	Canada
(a)	Holding company.
(b)	Currently an inactive subsidiary.

ANNEX B

EQUITY SECURITIES, WARRANTS, ETC.

Name of Plan	Number of Shares Authorized and Issued Under Each Plan
Proliance International, Inc. Equity Incentive Plan	1,456,400 shares of Common Stock authorized (options to acquire 386,635 shares of Common Stock are currently outstanding)
1995 Stock Plan	339,777 shares of Common Stock authorized (options to acquire all 339,777 shares of Common Stock are currently outstanding)
1995 Director’s Plan	30,800 (options to acquire all 30,800 shares of Common Stock are currently outstanding)

EXHIBIT A

See Attached Warrants